Exhibit 10.1.26

AMENDMENT NO. 1 TO

MASTER SERVICES AGREEMENT

NUMBER 21078

This Amendment (the “Amendment) is made as of the date of the last signature hereto (the “Effective Date”) by and between Intelsat Corporation (“Intelsat”), a company incorporated under the laws of Delaware, with offices located at 3400 International Drive, Washington, DC 20008 and Gogo LLC (“Customer”), a company incorporated under the laws of Delaware, with offices located at 1250 N. Arlington Heights Road, Suite 500, Itasca, IL 60143 (each individually referred to as a “Party” and collectively as the “Parties”).

WHEREAS, Intelsat and Customer executed a Master Services Agreement dated April 25, 2008 (the “Agreement”) for the provision of Intelsat services; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the Parties agree to amend the Terms and Conditions to the Agreement as described below:

1.	Section 3.1, Customer’s Use and Third Party Use. This Section shall be deleted and replaced with the following:

“Each Service is provided for Customer’s own use or the use of an Affiliate of Customer. In no event shall Customer be permitted to resell a Service to any other person or entity unless Customer’s provision of services to such person or entity includes substantially more communications facilities than the Service provide by Intelsat. For purposes of this Section, (a) “Affiliate” shall be deemed to include any entity in which there is at least fifty-one percent (51%) common equity ownership directly or indirectly by or with Customer; and (b) “resell” shall include any means allowing another person or entity to utilize the Service, in whole or in part, including through sale, resale, license, lease sublease, grant assignment, or any other means of direct or indirect conveyance. Without limiting the foregoing, Customer shall be responsible to Intelsat for any and all use of the Service or transmissions via the Service by any third party user throughout the chain of use (each a “User” and collectively the “Users”) to the same extent as Customer would be for its own use or transmissions, and all references in the Agreement to Customer’s responsibilities to Intelsat regarding Customer’s use or transmissions shall be interpreted accordingly.”

2.	Except as modified herein, all provisions of the Agreement shall remain unaffected.

INTELSAT CORPORATION		GOGO LLC

By:	/s/ Patricia Casey	By:	/s/ Saumil Mehta

Name:	Patricia Casey	Name:	Saumil Mehta

Title:	Sr. VP & DGC	Title:	VP & Asst. General Counsel

Date:	11/14/12	Date:	November 8, 2012